Exhibit 4.8

SECURITY AGREEMENT

This SECURITY AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of August 6, 2010 and is made by MARINA DISTRICT FINANCE COMPANY, INC., a New Jersey corporation (the “Company”, and MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company (“MDDC”), and any future Subsidiary, if any, of the Company or MDDC that becomes a party to this Agreement (each such party other than the Company is referred to herein as a “Subsidiary Grantor” and together with the Company, MDDC and any other Person agreeing to be bound hereby as a “Grantor” are collectively referred to herein as the “Grantors’”) in favor of and for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Collateral Agent (together with any successor appointed pursuant the Intercreditor Agreement (as hereinafter defined), the “Collateral Agent”), and the Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Company, MDDC, the various financial institutions party thereto as lenders (the “Lenders”) and Wells Fargo, as the Swing Line Lender, as the L/C Issuer and as administrative agent (in such capacity, the “Administrative Agent”) have entered into that certain Credit Agreement dated as of the date hereof (said agreement, as it may hereafter be amended, modified, supplemented or restated from time to time, being the “Credit Agreement”), pursuant to which the Lenders have, among other things, and subject to the terms and conditions set forth in the Credit Agreement, extended Commitments to make Loans to the Company and the L/C Issuer has agreed to issue Letters of Credit for the account of the Company;

WHEREAS, pursuant to an Indenture dated on or about August 6, 2010 (said agreement, as it may hereafter be amended, modified, supplemented or restated from time to time, being the “Senior Notes Indenture”), among the Company, MDDC and U.S. Bank National Association, as trustee (in such capacity, the “Senior Notes Trustee”) the Company will issue 9 1/2% senior secured notes due 2015 and 9 7/8% senior secured notes due 2018 (collectively, and together with any additional notes issued pursuant to the Senior Notes Indenture, the “Senior Secured Notes”);

WHEREAS, the obligations of the Company under the Credit Agreement, the Senior Notes Indenture and the Senior Secured Notes are guaranteed by MDDC;

WHEREAS, pursuant to that certain First Lien Intercreditor and Collateral Agency Agreement dated as of even date herewith by and among the Collateral Agent, the Administrative Agent, the Senior Notes Trustee, the Company and MDDC (said agreement, as it may hereafter be amended, modified, supplemented or restated from time to time, being the “Intercreditor Agreement”), each of the Administrative Agent and the Senior Notes Trustee has appointed the Collateral Agent to act on its behalf, and on behalf of the other Secured Parties, as the collateral agent under this Agreement and each of the other First Lien Security Documents (as defined in the Intercreditor Agreement);

WHEREAS, it is a condition precedent to the making of the initial Loans by the Lenders under the Credit Agreement, the issuance by the L/C Issuer of the initial Letters of Credit under the Credit Agreement and the issuance of the Senior Secured Notes that the Company and MDDC shall have executed and delivered this Agreement;

WHEREAS, the Company and MDDC each has agreed to execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans (including the initial Loans) under the Credit Agreement, to induce the L/C Issuer to issue Letters of Credit (including the initial Letters of Credit) under the Credit Agreement and to induce the purchasers of the Senior Secured Notes to purchase such notes, the Grantors, and each of them, hereby agree with the Collateral Agent for its benefit and the ratable benefit of the Secured Parties as follows:

Section 1. Certain Definitions. When used herein (a) “Permitted Liens” shall mean Liens permitted by the Credit Agreement that are not prohibited by any Additional First Lien Agreement, “Secured Parties” shall mean “First Lien Secured Parties” as such term is defined in the Intercreditor Agreement and “Material Adverse Effect” shall mean (i) a material adverse change in, or a material adverse effect upon, the business, operations, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Grantors taken as a whole, (ii) a material impairment of the ability of any Grantor to perform its obligations under any Secured Credit Document to which it is a party or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Grantor of any Secured Credit Document to which it is a party, (b) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Contract, Deposit Account, Document, Equipment, Fixture, General Intangibles, Goods, Instruments, Inventory, Investment Property and Proceeds have the meaning ascribed under Article 8 or Article 9, as applicable, of the Uniform Commercial Code, as in effect in the State of New York, as the same shall be hereafter amended (the “Uniform Commercial Code”) and (c) capitalized terms used but not defined have the meanings assigned to such terms in the Intercreditor Agreement.

Section 2. Grant of Security. Each Grantor hereby (i) assigns and pledges to the Collateral Agent for its benefit and the ratable benefit of the Credit Agreement Secured Parties and hereby grants to the Collateral Agent for its benefit and the ratable benefit of the Credit Agreement Secured Parties a security interest in and first priority Lien on, all of such Grantor’s right, title and interest, whether now owned or hereafter acquired and (ii) assigns and pledges to the Collateral Agent for its benefit and the ratable benefit of the Additional First Lien Secured Parties and hereby grants to the Collateral Agent for its benefit and the ratable benefit of the Additional First Lien Secured Parties a security interest in and first priority Lien on, all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in each case in and to (subject only to Permitted Liens) the following (collectively, the “Collateral”):

(a) all Goods, together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, including but not limited to the following:

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(i) all Equipment in all of its forms, wherever located, now or hereafter existing (including, but not limited to, all gaming, manufacturing, distribution, selling, data processing and office equipment, all machinery, all furniture, furnishings, appliances, tools, tooling, molds, dies, vehicles, vessels, barges, including any buildings, construction or other improvements thereon, and aircraft;

(ii) all Inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (A) all Goods which are held for sale or lease or to be furnished (or which have been furnished) under any contract of service, or which are raw materials, work in process therefor, finished goods thereof or materials used or consumed in the manufacture or production thereof, and (B) Goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (C) Goods that are returned to or repossessed by such Grantor), and all accessions thereto and products thereof and Documents therefor;

(iii) all Fixtures and trade fixtures and all parts thereof and accessions thereto;

(b) all Accounts, contract rights, Chattel Paper, Instruments, Deposit Accounts, General Intangibles and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of Goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such Accounts, contract rights, Chattel Paper, Instruments, Deposit Accounts, General Intangibles or obligations (any and all such Accounts, contract rights, Chattel Paper, Instruments, Deposit Accounts, General Intangibles and obligations, to the extent not referred to in clause (c), (d), (e), (f), (g), (h), (i), (j), or (k) below, being the “Receivables”, and any and all such leases, security agreements and other contracts being the “Related Contracts”);

(c) all of the indebtedness (the “Pledged Debt”) owing to such Grantor and the Instruments evidencing the Pledged Debt, and all interest, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt (the “Security Collateral”);

(d) each Swap Contract to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”), together with, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (any and all of the foregoing being the “Agreement Collateral”);

(e) all of the following (collectively, the “Account Collateral”):

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(i) the L/C Cash Collateral Account (as hereinafter defined), all funds held therein and all certificates and Instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account;

(ii) all other Deposit Accounts of such Grantor, all funds held therein and all certificates and Instruments, if any, from time to time representing or evidencing such deposit accounts; and

(iii) all interest, dividends, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then-existing Account Collateral;

(f) all registered and common law trademarks and service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, and any other designs or sources of business identifiers, indicia of origin or similar devices, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all of the goodwill associated with any and all of the foregoing, throughout the world, in each case whether now or hereafter existing, together with all rights and interests associated with the foregoing, including, without limitation, license royalties, claims or rights against third parties for any past, present or future infringement of any trademark or similar device or registration thereof, or for any injury to the goodwill associated therewith, and all corresponding rights throughout the world (any and all of the foregoing being the “Trademarks”);

(g) all copyrights, recorded or otherwise, and all copyrights of works based on, incorporated in, derived from or relating to works covered by any such copyrights, and all right, title and interest to make and exploit all derivative works based on or adopted from works covered by any such copyrights, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, in each case whether now or hereafter existing, together with all rights associated with the foregoing, including, without limitation, license royalties, rights to print, publish and distribute, rights to unpublished works, claims or rights against third parties for any past, present or future infringement of any copyright or registration thereof, and all corresponding rights throughout the world (any and all of the foregoing being the “Copyrights”):

(h) all patents and patent applications, and the inventions and improvements described and claimed therein, and patentable inventions and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing and any written agreement granting to such Grantor any right to use any invention on which a subsisting patent exists (collectively, the “Patents” and, together with the Trademarks and the Copyrights, the “Intellectual Property”);

(i) all Documents;

(j) all Investment Property;

(k) subject to clause (iv) of the proviso to this Section 2, all Letter-of-Credit Rights and letters of credit (as such term is defined in Article 5 of the Uniform Commercial Code);

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(l) (i) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Grantor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by such Grantor, designed for used on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever), (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by such Grantor, and (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now or hereafter owned, licensed or leased by such Grantor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes (collectively, the “Computer Hardware and Software”), and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(m) all money (as such term is defined in Article 1 of the Uniform Commercial Code) of every jurisdiction whatsoever;

(n) to the extent not included in the foregoing, maps, surveys and similar items used or useful in such Grantor’s business;

(o) to the extent not included in the foregoing, all books, records, writings, data bases, information in whatever form and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing;

(p) all Proceeds, products, offspring, rents and issues of, profits and distributions on, rights arising out of, and returns of and from any and all Collateral and to the extent not otherwise included, all claims and payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss, nonconformity, or interference with the use of, defects of infringements of rights in, or damage to or otherwise with respect to any Collateral; and

(q) to the extent not included in the foregoing, all other personal property of any kind or description;

provided, however, the foregoing grant of a security interest shall be deemed not to grant a security interest in any of the property described below (such property being hereinafter referred to as “Excluded Property”):

(i) any permit or license or any contractual obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than a Grantor and its Affiliates which has not been obtained as a condition to the creation by such Grantor

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of a Lien on any right, title or interest in such permit, license or contractual obligation or (B) to the extent that any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in clauses (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other requirement of law;

(ii) any right, title or interest of such Grantor in any Gaming License; and

(iii) any Capital Stock of any Subsidiary or other Person in which any Grantor has an equity interest.

No Grantor shall have an obligation to perfect the security interest in personal property (including motor vehicles and other assets subject to certificates of title, Letter-of-Credit Rights and Commercial Tort Claims) with respect to which a security interest cannot be perfected by the filing of a financing statement (other than Deposit Accounts) with an aggregate book value of not more than $35,000,000 at any time.

For the avoidance of doubt, “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of Excluded Property except to the extent that such Proceeds, products, substitutions or replacements would otherwise constitute “Excluded Property.

In the event of the termination or elimination of any prohibition or the requirement for any consent contained in any law, rule, regulation, agreement, document or instrument to the extent sufficient to permit any Excluded Property to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such Excluded Property shall be automatically and simultaneously granted hereunder in such Excluded Property, and the Excluded Property automatically and simultaneously shall be deemed to be assigned and pledged to the Collateral Agent and shall be included as Collateral hereunder.

Section 3. Security for Obligations. This Agreement secures with respect to each Grantor, and the Collateral of such Grantor is collateral security for, the prompt payment and performance in full when due, whether on a specified payment date, at stated maturity, by acceleration or otherwise (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar law) of all First Lien Obligations of such Grantor to the Collateral Agent or any other Secured Party now or hereafter existing, in each case whether for principal (including reimbursement for amounts drawn or available to be drawn under Letters of Credit), interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy would accrue on such obligations), fees, expenses, increased costs, indemnification or otherwise (any and all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Grantor to the Collateral Agent, the Administrative Agent, the Senior Notes Trustee, the Lenders, the Senior Noteholders or any other Secured Party

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but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceedings.

Section 4. Grantors Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements (including, without limitation, the Assigned Agreements) included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements (including, without limitation, the Assigned Agreements) included in the Collateral and (c) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under the contracts and agreements (including, without limitation, the Assigned Agreements) included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5. Delivery of Security Collateral and Account Collateral. Subject to Section 7(f) hereof, all certificates or instruments representing or evidencing Security Collateral or Account Collateral shall on the date hereof (and otherwise at the request of the Collateral Agent) be delivered on the date hereof to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default (as defined in the Intercreditor Agreement, an “Event of Default”), without notice to any Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral and Account Collateral. In addition, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default to exchange instruments representing or evidencing Security Collateral or Account Collateral, for instruments of smaller or larger denominations.

Section 6. Maintaining the L/C Cash Collateral Account. If any Event of Default (as defined in the Credit Agreement) shall have occurred and shall be continuing:

(a) If so required by the provisions of Section 2.05(c) or Section 2.14 of the Credit Agreement, the Company shall open a cash collateral account (the “L/C Cash Collateral Account”) with Wells Fargo, in the name of the Company but under the sole dominion and control of the Administrative Agent and subject to the terms of this Agreement; and

(b) It shall be a term and condition of the L/C Cash Collateral Account, except as otherwise provided by the provisions of Section 2.05(c) or Section 2.14 of the Credit Agreement and Section 15 hereof, that no amount shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company or any other Person (other than the Administrative Agent) from the L/C Cash Collateral Account.

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The L/C Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may then or thereafter be in effect.

Section 7. Representations and Warranties. Each Grantor hereby represents and warrants as follows:

(a) The exact legal name, jurisdiction of organization and chief executive office of such Grantor is as set forth on Schedule I hereto. Such Grantor’s federal tax identification number is as set forth on Schedule I.

(b) Such Grantor is the legal and beneficial owner of its respective Collateral free clear of any Lien, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement or any other Secured Credit Document and except for Permitted Liens. Neither such Grantor nor any corporate predecessor has, during the preceding five (5) years, had a different legal name, except such names as are disclosed on Schedule I hereto.

(c) Such Grantor has exclusive possession and control of the Equipment and Inventory of such Grantor except for (i) Equipment leased by such Grantor as a lessee, Equipment in the possession and control of such Grantor’s lessees and licensees under written lease and license agreements entered into in the ordinary course of business and consistent with past practice, and (ii) Equipment and Inventory in transit with common or other carriers; provided, that the Equipment and Inventory described in clauses (i) and (ii) hereof are owned by such Grantor.

(d) The Pledged Debt of such Grantor, if any, is in all respects what it purports to be and represents genuine debt owing to such Grantor arising from bona fide transactions completed in accordance with the terms and provisions contained in the document or documents delivered to the Collateral Agent with respect thereto and no other documents govern such Pledged Debt.

(e) The pledge of the Pledged Debt, if any, pursuant to this Agreement creates a valid and first priority perfected security interest in (and Lien on) the Pledged Debt, respectively, subject to Permitted Liens.

(f) The Pledged Debt constitutes, as of the Closing Date, all of the notes and instruments payable to or owned by such Grantor, except for notes and instruments with an outstanding principal amount of less than Two Hundred Fifty Thousand Dollars ($250,000) and except for notes and instruments received in the ordinary course of business and which such Grantor is not required to deliver to the Collateral Agent pursuant to Section 8 hereof or of which the Collateral Agent has not at any time requested possession and which are not a material portion of the Collateral either singly or in the aggregate.

(g) Appropriate financing statements have been filed in the necessary jurisdictions (or the applicable Grantor has authorized the filing of such financing statements in the necessary jurisdictions) with respect to the Collateral as to which financing statements are required to be filed, so that the security interests granted pursuant to this Agreement, to the extent they may be

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perfected by filing financing statements in the necessary jurisdictions, constitute (or in the case of any such financing statements not yet filed, will constitute upon filing thereof) valid, continuing and perfected first priority security interests in and Liens on the Collateral to the extent a security interest can be created therein under the Uniform Commercial Code, securing the payment of the Secured Obligations, subject only to Permitted Liens. All other actions necessary or requested by the Collateral Agent, or as so requested in writing by any Secured Party, to perfect and protect such security interest in each item of Collateral (including, without limitation, the actions described in clauses (i) and (ii) of Section 8(a) hereof to the extent required therein) have been duly taken to the extent a security interest can be created therein under the Uniform Commercial Code. Each Grantor hereby further authorizes the Collateral Agent to file filings from time to time with respect to the Collateral with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, a Trademark Security Agreement in substantially the same form as Exhibit B attached hereto or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder.

(h) No authorization, approval or other action by, and no notice to or filing with, any governmental authority (other than such authorizations, approvals and other actions as have already been taken are in full force and effect or shall be taken in furtherance of the transactions contemplated hereunder) is required (A) for the pledge of the Collateral, for the grant of the security interest in the Collateral held by such Grantor hereby or for the execution, delivery or performance of this Agreement by such Grantor, or (B) for the exercise by the Collateral Agent of any rights or remedies in respect of the Collateral hereunder except as may be required for the Collateral Agent, the Administrative Agent or the Senior Notes Trustee to receive payments directly from the United States government under the Assignment of Claims Act, 31 U.S.C. § 3727 and 41 U.S.C. § 15 (the “Assignment of Claims Act”).

(i) Such Grantor owns, or possesses the right to use, all of the IP Rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person, except as would not be reasonably expected to have a Material Adverse Effect. To the best knowledge of such Grantor, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Grantor infringes upon any rights held by any other Person, except as would not be reasonably expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of such Grantor, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 8. Further Assurances.

(a) Each Grantor agrees from time to time that, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect, protect and maintain the priority of any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including but not limited to undertaking any action or entering into any agreement, document or instrument

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in the event the Collateral Agent, or an Affiliate or agent thereof, shall require a license, waiver or exemption from any applicable gaming authority or regulator. Without limiting the generality of the foregoing, each Grantor will: (i) at the request of the Collateral Agent made at any time after the receipt of written notice of the occurrence of and during the continuation of an Event of Default, mark conspicuously each document included in the Inventory, each chattel paper included in the Receivables, each Related Contract, each Assigned Agreement and each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by, or if such Grantor shall otherwise be the payee under, a promissory note or other instrument or chattel paper having a principal balance in excess of Two Hundred Fifty Thousand Dollars ($250,000), deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; and (iii) authorize the Collateral Agent to file, at the expense of each such Grantor, such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve, with the required priority, the pledge, assignment and security interest granted or purported to be granted hereby.

(b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) Each Grantor will furnish to the Collateral Agent, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail, and at a minimum, on each anniversary hereof, the Grantors shall deliver a certificate signed by an officer of each Grantor certifying that the Collateral has not been impaired in any way and that the Liens and security interests granted thereon hereunder remain perfected and in full force and effect.

(d) Each Grantor agrees that, at the request of the Collateral Agent, following the occurrence and during the continuance of an Event of Default, such Grantor will execute any and all documents, notices or instruments as may be necessary or desirable, or as the Collateral Agent may reasonably request, to direct the United States government to pay to the Collateral Agent, for the account of the Collateral Agent and the other Secured Parties, all amounts otherwise payable to the Grantors under the Assignment of Claims Act.

(e) Each Grantor shall (i) preserve and maintain all material rights in the Intellectual Property, and (ii) upon the occurrence and during the continuation of an Event of Default, use all reasonably commercial efforts to obtain any consents, waivers or agreements necessary to enable the Collateral Agent to exercise its remedies with respect to the Intellectual Property.

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Section 9. As to Equipment, Inventory and Deposit Accounts.

(a) Each Grantor shall cause the Equipment material to its operations to be maintained and preserved in good repair and working order, ordinary wear and tear and damage due to casualty excepted, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete, and consistent with past practice of such Grantor, as quickly as practicable after the occurrence of any loss or damage thereto, that are necessary or desirable to such end. Each Grantor shall promptly furnish to the Collateral Agent a statement respecting any loss or damages to any of the Equipment or Inventory that could reasonably be expected to have a Material Adverse Effect.

(b) Each Grantor shall, on the date hereof and otherwise upon the request of the Collateral Agent, execute and deliver such control agreements and other documents and instruments (and shall use commercially reasonable efforts to cause the applicable financial institution or other party to do so), as the Collateral Agent may reasonably request in order to further perfect and preserve the security interests granted hereby in all Deposit Accounts.

Section 10. Insurance.

(a) Each Grantor (or the Company, on behalf of each Grantor) shall, at its own expense, maintain insurance with respect to the Equipment and Inventory of such Grantor with financially sound and reputable insurers in such amounts, against such risks and in such form as is consistent with past practice and as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Grantor operates. Each policy for property damage insurance shall (i) name such Grantor (or the Company) and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) not contain any provision providing for recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iii) provide that at least 30 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor (or the Company) shall, on each anniversary of this Agreement and otherwise if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance.

(b) Reimbursement under any liability insurance maintained by such Grantor pursuant to this Section 10 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 10 is not applicable, such Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by such Grantor pursuant to this Section 10 and received by the Collateral Agent shall be released to such Grantor as reimbursement for the costs of such repairs or replacements.

(c) At the request of the Collateral Agent and/or at the direction of any Secured Party, upon the occurrence and during the continuance of any Event of Default, all insurance payments

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in respect of such Equipment or Inventory shall be paid to and applied by the Collateral Agent as specified in Section 16(b) hereof.

Section 11. Place of Perfection; Records; Collection of Receivables; Intellectual Property.

(a) Each Grantor shall keep its legal name, chief executive office and jurisdiction of organization at the location specified on Schedule I hereto or, upon prior written notice to the Collateral Agent, such other legal name or at such other locations in a jurisdiction where all actions required by Section 8 hereof shall have been taken with respect to the Collateral. Each Grantor will hold and preserve its records concerning the Collateral, Assigned Agreements and originals of all chattel paper and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

(b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due such Grantor under the Receivables and, prior to the occurrence of an Event of Default, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuation of an Event of Default, at the Collateral Agent’s direction, shall take) such action as such Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Receivables; provided, however, that the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Receivables of the assignment of such Receivables to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor or Grantors of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments received by such Grantor in respect of the Receivables) shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as provided by Section 16(b) hereof and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any obligor thereof, or allow any credit or discount thereon.

(c) If any Grantor shall at any time after the date hereof obtain any rights to any additional Intellectual Property, the provisions hereof shall automatically apply thereto and such Intellectual Property shall automatically constitute Collateral as if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Grantor shall promptly provide to the Collateral Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any such Intellectual Property by

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execution of an instrument in form reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in such Collateral.

Section 12. Transfers and Other Liens. Except as otherwise permitted under the Credit Agreement and not prohibited by any Additional First Lien Agreement, no Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral.

Section 13. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time as directed by the Collateral Agent, upon the direction of the Secured Parties, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement after the occurrence and during the continuance of an Event of Default, including, without limitation:

(a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 10 hereof;

(b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral including, without limitation, to receive, endorse and collect all instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;

(c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above; and

(d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable (at the direction of the Secured Parties) for the collection of any of the Collateral or otherwise to enforce the compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

Section 14. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent, upon written notice, if practicable, to such Grantor or the Company, may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor and the Company under Section 17(b) hereof.

Section 15. Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not

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the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Wells Fargo accords its own property and such care and custody would not constitute gross negligence or wilful misconduct.

Section 16. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral) and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent and/or the Secured Parties may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and hereby waives any other such notice and/or presentment. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 17 hereof and any other amounts owing to the Collateral Agent in its capacity as such under the Secured Credit Documents) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in the order set forth in the Intercreditor Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations and any amounts required to be paid hereunder shall be promptly paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus.

(c) The Collateral Agent may exercise any and all rights and remedies of any Grantor under or in connection with the Assigned Agreements or otherwise in respect of the Collateral, including, without limitation, any and all rights of any Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, any Assigned Agreement.

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(d) If so requested by the Collateral Agent, all payments received by any of the Grantors under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(e) The Administrative Agent may, with written notice to the Collateral Agent but without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations outstanding under the Credit Agreement against the L/C Cash Collateral Account or any part thereof.

Section 17. Indemnity and Expenses; Taxes.

(a) Each Grantor agrees, jointly and severally, to indemnify each Indemnitee (as defined in the Credit Agreement), the Collateral Agent, the Senior Notes Trustee, each Senior Noteholder and each other Secured Party (collectively, the “Indemnitees”), from and against any and all claims, taxes (as set forth in clause (c) below), losses and liabilities growing out of or resulting from this Agreement or any other First Lien Security Document (including, without limitation, enforcement of this Agreement or any other First Lien Security Document), except claims, losses or liabilities resulting from any Indemnitee’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b) Each Grantor agrees, jointly and severally, to pay to the Collateral Agent, within ten Business Days after written demand, the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement and any other Secured Credit Document to which the Collateral Agent is a party, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

(c) Each Grantor shall pay (i) all taxes, fees, assessments and other charges of governmental or other taxing authorities imposed upon any of the Collateral before any material penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums materially adversely affecting the Collateral, which have become due and payable and which by law have or may become a Lien (other than a Permitted Lien) upon any of the Collateral prior to the time when any material penalty or fine shall be incurred with respect thereto, provided, that no such taxes, fees, assessments and charges of governmental authorities referred to in clause (i) above or claims referred to in clause (ii) above need to be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and enforcement thereof is stayed and if a reserve or other appropriate provision required in conformity with GAAP shall have been made therefor and if, at the request of the Collateral Agent, it posts a bond or other form of indemnity or security satisfactory to the Collateral Agent in the amount of such contested taxes, fees, assessments and charges plus any applicable interest and penalties.

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(d) The agreements in this Section shall survive after the resignation of the Collateral Agent and/or the repayment, satisfaction or discharge of all the Secured Obligations.

Section 18. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. All rights of the Collateral Agent and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of any Secured Credit Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any Secured Credit Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Company or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Company or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of the Company or any of its Subsidiaries; or

(f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Grantor or a third party grantor of a security interest or Lien.

Section 19. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and each Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any amendment to this Agreement that is in substantially the same form as Exhibit A hereto shall be effective when signed by only the Collateral Agent and the Additional Grantor (as defined therein). No failure on the part of the Collateral Agent to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 20. Addresses for Notices. All notices and other communications provided to the Collateral Agent at its address or facsimile number set forth on its signature page hereto and to any Grantor shall be in writing or by facsimile and addressed, delivered or transmitted to such

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party at its address or facsimile number set forth on Schedule II hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. All such notices and communications shall be deemed to have been properly given if given pursuant to Section 10.02 of the Credit Agreement or Section 13.02 of the Senior Notes Indenture, which such notices and communications shall be subject to Section 10.02 of the Credit Agreement and Section 13.02 of the Senior Notes Indenture in all respects.

Section 21. Continuing Security Interest; Assignments under the Secured Credit Documents. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized, the Loans have been repaid in full, the Indebtedness under the Senior Secured Notes and all other Secured Obligations, including any amounts then due and payable under the Secured Credit Documents or otherwise (including all obligations of Grantors under Assigned Agreements) have been paid in full, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies under Section      of the Senior Notes Indenture, Section 8.02 of the Credit Agreement and the corresponding section under any other Additional First Lien Agreement, to the benefit of the Secured Parties and their respective permitted successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitations all or any portion of its Commitment, the Loans owing to it and the Notes, if any, held by it) to any other Person to the extent permitted by the Credit Agreement and any Senior Noteholder may assign or otherwise transfer all or any portion of its rights and obligations under the Senior Secured Notes to the extent permitted thereby, in each case with notice to the Collateral Agent, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in the Credit Agreement or the Senior Notes Indenture, as applicable.

Section 22. Additional Secured Parties. Any Person (each, an “Additional Secured Party”) that is an authorized representative with respect to Indebtedness of the Company that is designated as “Additional First Lien Obligations” pursuant to Article 6 of the Intercreditor Agreement (each, “Additional Senior Secured Obligations”) shall execute a joinder to this Agreement in substantially the form of Exhibit C hereto.

Section 23. Additional Grantors. Each Grantor shall cause each Subsidiary of the Company which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of any Secured Credit Document to execute and deliver to the Collateral Agent an amendment to this Agreement that is in substantially the same form as Exhibit A hereto and upon such execution and delivery, such Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 24. Termination. When all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized, the Loans have been repaid in full, all Swap Contracts between the Company or any of its Subsidiaries and any Lender or Affiliate of a Lender have

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been paid in full, all Secured Obligations, including Indebtedness under the Senior Secured Notes and the Senior Notes Indenture and all other amounts then due and payable under the Loan Documents or otherwise (including all obligations of Grantors under Assigned Agreements) have been paid in full and notice of the foregoing has been delivered to the Collateral Agent, the security interest granted hereby shall terminate and all rights to the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the applicable Grantor. Upon the termination of any such security interest, or upon the Collateral Agent’s release of any of the Collateral pursuant to Section 10.01 of the Credit Agreement and Section 11.03 of the Senior Notes Indenture, the Collateral Agent shall promptly return to the applicable Grantor, at such Grantor’s expense, such of the Collateral (and, in the case of a release, such of the released Collateral) held by the Collateral Agent as shall not have been sold or otherwise applied pursuant to the terms hereof. The Collateral Agent will, at such Grantor’s expense, execute and deliver to the Collateral Agent such other documents as any Grantor shall reasonably request to evidence such termination or release, as the case may be.

Section 25. Governing Law; Entire Agreement. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY, PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION OR THE PRIORITY OF THE SECURITY INTEREST GRANTED HEREUNDER, OR THE VALIDITY OR PERFECTION OF THE REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement and the other Secured Credit Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof.

Section 26. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 27. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 28. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, IN NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT

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FOR THE SOUTHERN DISTRICT OF NEW YORK OR IN THE STATE OF NEW JERSEY, IN ATLANTIC COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY; EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE COURTS OF THE STATE OF NEW JERSEY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GRANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE “PROCESS AGENT”), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON EACH GRANTOR’S BEHALF AND ON BEHALF OF EACH GRANTOR’S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO EACH GRANTOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT’S ABOVE ADDRESS, AND EACH GRANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK OR THE STATE OF NEW JERSEY AT THE ADDRESS FOR NOTICES SPECIFIED IN THE CREDIT AGREEMENT. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GRANTOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

Section 29. Waiver of Jury Trial. EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY

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SECURED PARTY OR THE GRANTOR IN CONNECTION HEREWITH OR THEREWITH. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS AND THE OTHER SECURED PARTIES TO ENTER INTO THE CREDIT AGREEMENT AND THE OTHER SECURED CREDIT DOCUMENTS.

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IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

MARINA DISTRICT FINANCE COMPANY, INC., a New Jersey corporation

By:	/s/ Josh Hirsberg
	Name:	Josh Hirsberg
	Title:	Vice President, Chief Financial Officer and Treasurer

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MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company

By:	Marina District Development Holding Co., LLC, a New Jersey limited liability company
Its:	Sole Member

	By:	Boyd Atlantic City, Inc., a New Jersey corporation
	Its:	Managing Member

		By:	/s/ Josh Hirsberg
			Name:	Josh Hirsberg
			Title:	Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Michael Pinzon
	Name:	Michael Pinzon
	Title:	Vice President

45 Broadway, 14th Floor
New York, New York 10006
Attention: CMES, Specialized Agency & Trust–
Administrator, Marina District Finance Company

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EXHIBIT A

FORM OF AMENDMENT NO.      TO SECURITY AGREEMENT

This Amendment No.      to Security Agreement (this “Amendment”), dated as of             , 20     , relates to the Security Agreement dated as of August     , 2010 (as amended to date, the “Agreement”) executed by Marina District Finance Company, Inc., a New Jersey corporation (the “Borrower”), Marina District Development Company, LLC, a New Jersey limited liability company (“MDDC”) and the Subsidiaries of the Borrower or MDDC parties thereto as Subsidiary Grantors (collectively, the “Grantors”) in favor of and for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Collateral Agent (together with any successor appointed pursuant the Intercreditor Agreement (as hereinafter defined), the “Collateral Agent”).

Now, therefore, (a) in compliance with Section 6.14 of the Credit Agreement dated as of August     , 2010 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) among the Borrower, MDDC, the Administrative Agent, the Swing Line Lender and the Lenders, (b) in compliance with Section      of that certain Indenture dated as of the date hereof (said agreement, as it may hereafter be amended, modified, supplemented or restated from time to time, being the “Senior Notes Indenture”), among the Company, MDDC and U.S. Bank (c) in conjunction with the execution by the parties hereto of the Amendment to Guaranty dated of even date herewith, (d) in conjunction with the execution by the parties hereto of the Note Guarantee dated of even date herewith and (e) pursuant to Section 19 of the Agreement,                      (the “Additional Grantor”) and the Collateral Agent hereby agree as follows (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement):

1. Amendment. The Agreement is hereby amended to add as a party, and more specifically, as a Subsidiary Grantor, thereunder, the Additional Grantor.

2. Representations and Warranties. The Additional Grantor represents and warrants to the Collateral Agent and the other Secured Parties that each of the representations and warranties of a Subsidiary Grantor contained in the Agreement (a) is hereby made by the Additional Grantor as of the date hereof except to the extent such representations and warranties relate to an earlier date, and (b) is true and correct as to the Additional Grantor as of the date hereof except to the extent such representations and warranties relate to an earlier date. Attached hereto are all appropriate Schedules to the Agreement reflecting information relating to the Additional Grantor and such Schedules are hereby incorporated into the Agreement.

3. Grant of Security Interest. The Additional Grantor, to secure the complete and timely payment, observance and performance of all of its Obligations at any time arising under or in connection with the Guaranty, the Note Guarantee, the Agreement, the Senior Notes Indenture and each other Loan Document to which it is a party, hereby assigns and pledges to the Collateral Agent, and hereby grants to the Collateral Agent for its benefit and the benefit of the Secured Parties, a security interest and lien under the Agreement, in all of the Additional Grantor’s right, title and interest in and to the Collateral, subject to Permitted Liens, whether now owned or existing or hereafter arising or acquired and wheresoever located together in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof.

4. Assumption of Rights, Obligations and Liabilities. The Additional Grantor assumes all of the rights, obligations and liabilities of a Grantor under the Agreement and agrees to be bound thereby as if the Additional Grantor were an original party to the Agreement.

5. Effectiveness. This Amendment shall become effective on the date hereof upon the execution hereof by the Additional Grantor and the Collateral Agent and delivery hereof to the Collateral Agent.

6. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY, PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION OR THE PRIORITY OF THE SECURITY INTEREST GRANTED HEREUNDER, OR THE VALIDITY OR PERFECTION OF THE REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Notice Address:

Attention:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT B

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of August __, 2010, is made between MARINA DISTRICT FINANCE COMPANY, INC., a New Jersey corporation (the “Borrower”), MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company (“MDDC”) and any future Subsidiary, if any, of the Company or MDDC that becomes a party to this Agreement (each such party other than the Company is referred to herein as a “Subsidiary Grantor” and together with the Company, MDDC and any other Person agreeing to be bound hereby as a “Grantor” are collectively referred to herein as the “Grantors”) in favor of and for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Collateral Agent (together with any successor appointed pursuant the Credit Agreement (as hereinafter defined) and the Senior Notes Indenture (as hereinafter defined), the “Collateral Agent”):

W I T N E S S E T H:

WHEREAS, pursuant to a Credit Agreement, dated as of even date herewith (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Grantors, the various financial institutions as are, or may from time to time become, parties thereto (each individually a “Lender” and collectively the “Lenders”), and the Administrative Agent, the Lenders and the L/C Issuer have extended Commitments to make Credit Extensions to the Grantors, and pursuant to (a) that certain Indenture dated as of the date hereof (said agreement, as it may hereafter be amended, modified, supplemented or restated from time to time, being the “Senior Notes Indenture”), among the Borrower, MDDC and U.S. Bank National Association, as trustee (in such capacity, the “Senior Notes Trustee”), and (b) the Registration Rights Agreement (as defined in the Senior Notes Indenture), the Borrower has agreed to issue Senior Secured Notes (the “Senior Secured Notes”);

WHEREAS, in connection with the Credit Agreement and the Senior Notes Indenture, the Grantors have executed and delivered a Security Agreement, dated as of even date herewith (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”):

WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit Extension) under the Credit Agreement and the issuance of the Senior Secured Notes under the Senior Notes Indenture, each Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Secured Obligations; and

WHEREAS, the Grantors have duly authorized the execution, delivery and performance of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders and the L/C Issuer to make Credit Extensions (including the initial Credit Extension) to the Borrower pursuant to the Credit Agreement, to induce the Secured Parties to enter into Rate Protection Agreements, and to induce the Senior Noteholders to purchase Senior Secured Notes, each Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Security Agreement.

SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent for its benefit and for the ratable benefit of each of the Secured Parties and hereby grants to the Collateral Agent for its benefit and for the ratable benefit of each of the Secured Parties a first priority security interest and Lien in such Grantor’s right, title and interest to all of the following, whether now owned or hereafter acquired or existing by such Grantor (the “Trademark Collateral”):

(a) all registered and common law trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a “Trademark”), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Attachment 1 attached hereto;

(b) all Trademark licenses, including each material Trademark license referred to in Item B of Attachment 1 attached hereto;

(c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b) of this Section 2;

(d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b) of this Section 2; and

(e) all proceeds of, and rights associated with, the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Attachment 1 attached hereto, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

Notwithstanding the foregoing, “Trademark Collateral” shall not include any property as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction on such grant in favor of a Governmental Authority or in favor of a third party, unless and until any required consents shall have been obtained. Each Grantor agrees to use its commercially reasonable best efforts to obtain any such required consent.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by each Grantor for the purpose of recording the security interest of the Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the benefit of each Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Release of Security Interest. Upon payment in full in cash of all Secured Obligations, including the termination or expiry of all Letters of Credit, the termination of all Swap Contracts to which a Secured Party is a party and the termination of all Commitments, the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder and reassign any and all rights in the Trademark Collateral to the Grantors.

SECTION 5. Acknowledgment. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set-forth herein.

SECTION 6. Loan Document, etc. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

MARINA DISTRICT FINANCE COMPANY, INC., a New Jersey corporation

By:
Name:
Title:

MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company

By:	Marina District Development Holding Co., LLC, a New Jersey limited liability company
Its:	Sole Member
	By:	Boyd Atlantic City, Inc., a New Jersey corporation
	Its:	Managing Member

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT C

FORM OF JOINDER AGREEMENT NO. [ ] TO SECURITY AGREEMENT

JOINDER AGREEMENT NO. [ ] dated as of [ ], 20 [ ] (the “Joinder Agreement”) to the SECURITY AGREEMENT dated as of August     , 2010 (the “Security Agreement”), by MARINA DISTRICT FINANCE COMPANY, INC., a New Jersey corporation (the “Company”), MARINA DISTRICT DEVELOPMENT COMPANY, LLC, a New Jersey limited liability company (“MDDC”), and each other Grantor party thereto, in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Agent”).

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B. The Company proposes to issue or incur Additional Senior Secured Obligations and the Person identified in the signature pages hereto as the “Additional Authorized Representative” (the “Additional Authorized Representative”) will serve as the administrative agent, trustee, collateral agent, collateral trustee or a similar representative for the secured parties (collectively with the Additional Authorized Representative, the “Additional Secured Parties”) with respect to such Additional Senior Secured Obligations. The Additional Senior Secured Obligations are being designated as such by the Grantors in accordance with Article 5 of the Intercreditor Agreement.

C. The Additional Authorized Representative wishes to become a Secured Party under the Security Agreement and the other First Lien Security Documents and to acquire and undertake, for itself and on behalf of the Additional Secured Parties, the rights and obligations of a Secured Party thereunder. The Additional Authorized Representative is entering into this Joinder Agreement in accordance with Section 22 of the Security Agreement in order to become an Additional Secured Party thereunder and under the other First Lien Security Documents.

Accordingly, the Additional Authorized Representative and each Grantor agree as follows, for the benefit of the Additional Authorized Representative and the Grantors:

SECTION 1. Accession to the Security Agreement. The Additional Authorized Representative (a) hereby accedes and becomes a party to the Security Agreement as an Additional Secured Party in respect of the Additional Senior Secured Obligations, (b) agrees, for itself and on behalf of the Additional Secured Parties from time to time in respect of the Additional Senior Secured Obligations, to all the terms and provisions of the Security Agreement and (c) shall have all the rights and obligations of an Additional Secured Party under the Security Agreement and the other First Lien Security Documents.

SECTION 2. Counterparts. This Joinder Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Authorized Representative and acknowledgments of the Collateral Agent and each Grantor. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Security Agreement.

SECTION 5. Governing Law. THIS JOINDER AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY, PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION OR THE PRIORITY OF THE SECURITY INTEREST GRANTED HEREUNDER, OR THE VALIDITY OR PERFECTION OF THE REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 6. Severability. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid,- illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 20 of the Security Agreement. All communications and notices hereunder to the Additional Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 20 of the Security Agreement.

SECTION 8. Loan Document. Secured Credit Document, etc. This Joinder Agreement is a Loan Document and a Secured Credit Document executed pursuant to the Credit Agreement and the Additional First Lien Agreements and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 9. Counterparts. This Joinder Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

IN WITNESS WHEREOF, the Additional Authorized Representative has duly executed this Joinder Agreement No.[    ] to the Security Agreement as of the day and year first above written.

[NAME OF ADDITIONAL AUTHORIZED REPRESENTATIVE], as Additional Authorized Representative

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

B-7

Acknowledged by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

B-8

Acknowledged by:

MARINA DISTRICT FINANCE COMPANY, INC.,

a New Jersey corporation

By:
Name:
Title:

MARINA DISTRICT DEVELOPMENT COMPANY, LLC

By:	Marina District Development Holding Co., LLC,
a New Jersey limited liability company
Its:	Sole Member

	By:	Boyd Atlantic City, Inc., a New Jersey corporation
	Its:	Managing Member

By:
Name:
Title:

[ADDITIONAL GRANTORS]

By:
Name:
Title:

B-9

Schedule I

Exact Legal Name; Jurisdiction of Organization; Federal Tax Identification Number

Marina District Finance Company, Inc.,

a New Jersey corporation

Tax Identification Number: 22-3767829

Marina District Development Company, LLC,

a New Jersey limited liability company

Tax Identification Number: 22-3598642

B-10

Schedule II

Notice Information

Marina District Development Company, LLC

Marina District Finance Company, Inc.

1 Borgata Way

Atlantic City, NJ 08401

Attention: Robert Boughner

Facsimile: 609-317-1056

and

Attention: Joseph A. Corbo, Jr., Esq.

Facsimile: 609-317-1055

with copies to:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, 9th Floor

Las Vegas, NV 89169

Attention: Josh Hirsberg

Facsimile: 702-792-7214

and

Attention: Brian A. Larson, Esq.

Facsimile: 702-696-1114

B-11